UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E 6th Street, Austin, Texas	78702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 726-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2020, Resideo Technologies, Inc. (the “Company”) announced the appointment of Anthony (Tony) L. Trunzo as the Company’s Executive Vice President, Chief Financial Officer effective June 8, 2020. Mr. Trunzo succeeds Robert Ryder, who has been serving as the Company’s Interim Chief Financial Officer. AnnMarie Geddes, the Company’s Vice President and Controller, will continue serving as Interim Chief Accounting Officer.

Mr. Trunzo, age 57, most recently served as managing director at Gryphon Investors, a private equity firm, since October 2019, and he was an independent consultant advising private equity firms from January 2017 to October 2019. From April 2015 to November 2016, Mr. Trunzo was executive vice president and CFO of FEI Company, a microscope technology company, before it was acquired by ThermoFisher Scientific in September 2016. Prior to that, he served in leadership roles at FLIR Systems, Inc., an industrial technology company focused on intelligent sensing solutions, including as senior vice president and CFO from 2010 to 2015, and as senior vice president, Corporate Strategy and Development from 2003 to 2010. Earlier in his career, Mr. Trunzo worked in various capacities at Bank of America Securities and PNC Bank.

The Company’s Compensation Committee approved the compensation and employment terms for Mr. Trunzo as set forth in an offer letter. Mr. Trunzo will receive an annual base salary of $585,000. Mr. Trunzo will have a target annual incentive compensation opportunity equal to 90% of his annual base salary, and for 2020, the payout shall be no less than his pro-rated target incentive amount. Also for 2020, Mr. Trunzo will be granted a long-term incentive award valued at $1,131,148 at target, 20% of which value will be granted as time-based restricted stock units, 30% as stock options and 50% as performance-based restricted stock units, subject to the same customary vesting terms for the Company’s equity awards for other executive officers.

Mr. Trunzo will receive a sign-on equity award of 300,000 restricted stock units that will vest as to one-half of such shares on each of the third and fourth anniversaries of the date of grant. Mr. Trunzo will be eligible for the severance benefits provided to the Company’s other executive officers; provided that Mr. Trunzo will also be eligible to receive severance benefits in the event he resigns for good reason. In addition to participating in the Company’s benefits for other employees and executives, Mr. Trunzo will receive reimbursement of his legal fees related to negotiation and documentation of his offer letter up to $10,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Offer Letter of Anthony L. Trunzo.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer